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                                                                     EXHIBIT 5.1



                                  May 18, 2001



Viasystems Group, Inc.
101 South Hanley Road, Suite 400
St. Louis, Missouri 63105

Ladies and Gentlemen:

         We have acted as counsel to Viasystems Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the sale, from time to time, by certain stockholders of the Company identified in the prospectus (the "Prospectus") which forms part of the Registration Statement (collectively, the "Selling Stockholders"), in the manner described in the Prospectus, of up to 4,809,536 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company.

         In so acting, we have reviewed the Registration Statement, including the Prospectus contained therein, and the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company.




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         Based on the foregoing, and subject to the qualifications stated
herein, we are of the opinion that the Shares of Common Stock to be sold by the Selling Stockholders in the manner described in the Prospectus under the captions "Selling Stockholders" and "Plan of Distribution" have been duly authorized for issuance and are validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent also is given to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.



                                Very truly yours,

                                /s/ WEIL, GOTSHAL & MANGES LLP